EXHIBIT 10.3

Notice of Grant of Deferred Stock Units Award

Director	DSU Number:	«Award_Num»
«Full_Name»	Plan:	«Plan»

Effective July 11, 2008, you have been granted an award of «Shares» deferred stock units.
Each deferred stock unit represents a right to a future payment equal to one share of The Brink’s Company common stock.  Such payment will be made in shares of The Brink’s Company common stock.

Subject to the provisions of this Award Agreement and the Plan, you shall be entitled to receive (and the Company shall deliver to you) on the first day that is more than six months after your termination of service from the Board, the number of Shares underlying this award.

Additional terms and conditions applying to this grant are contained on pages two through four of this Award Agreement as well as within the official Plan document.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

By your signature and the authorized Company signature below and on page four of this Award Agreement, you and the Company agree that this award is granted under and governed by the terms and conditions of The Brink’s Company Non-Employee Directors’ Equity Plan, as well as this Award Agreement, all of which are incorporated as a part of this document.

The Brink’s Company	Date

Director	Date

Page 1 (Company Copy)

Deferred Stock Units Award Agreement

AWARD AGREEMENT dated as of July 11, 2008 between The Brink’s Company, a Virginia corporation (the “Company”), and the member of the board of directors of the Company (the “Board”) identified on page one of this Award Agreement (the “Director”).

By resolution dated on the date of this Award Agreement, the Board, acting pursuant to The Brink’s Company Non-Employee Directors’ Equity Plan (the “Plan”), a copy of which Plan has heretofore been furnished to the Director (who hereby acknowledges receipt), granted to the Director a deferred stock units award as set forth on page one of this Award Agreement.

Accordingly, the parties hereto agree as follows:

1.      Subject to all the terms and conditions of the Plan, the Director is granted the deferred stock units award (the “Award”) as set forth on page one of this Award Agreement.

2.      Subject to the Director’s satisfaction of vesting conditions described below, (unless otherwise provided under the terms and conditions of the Plan or this Award Agreement), the Director shall be entitled to receive (and the Company shall deliver to the Director) on the first day that is more than six months after the Director’s termination of service from the Board, the number of Shares underlying this Award.

3.      If a cash dividend is paid on a Share while the Award remains outstanding, the Director shall be entitled to receive at the time such cash dividend is paid, a cash payment in an amount equivalent to the cash dividend on a Share with respect to each Share covered by the outstanding Award.  Notwithstanding the foregoing, if (i) the Company consummates a spin-off transaction of Brink’s Home Security (a “BHS Spin-Off Transaction”) while the Award remains outstanding and (ii) the BHS Spin-Off Transaction is achieved by means of a dividend or other distribution with respect to a Share, the Director shall not be entitled to receive a cash (or stock) payment in an amount equivalent to such dividend or distribution on Shares covered by the outstanding Award.  However, in the event of a BHS Spin-Off Transaction and in lieu of a dividend equivalent payment with respect to each Share covered by the outstanding Award, the Board shall equitably adjust in accordance with Section 5(d) of the Plan at the time of the BHS Spin-Off Transaction the number of deferred stock units subject to the outstanding Award; provided that the Award is not terminated under the provisions of paragraph 4 below.

4.      The Award shall be fully vested as of the earlier of July 11, 2009 or the Director’s termination of service as a member of the Board; provided, however, that if the Director’s service as a member of the Board ceases prior to July 11, 2009 as a result of the Director’s termination from service on the Board and appointment or election to the board of directors of the spun-off entity in connection with the BHS Spin-Off Transaction (any such director, a “Spun-Off Entity Director”), the Award shall not vest and shall

Page 2 (Company Copy)

instead be cancelled and terminated without consideration as of the date of such termination from service.  Each Spun-Off Entity Director will receive an equity award of equivalent value in connection with his or her service on the board of the spun-off entity.

5.      Notwithstanding anything to the contrary in paragraph 4 above, in the event of the occurrence of a Change in Control, the Award will fully vest upon the Change in Control (to the extent not already vested), provided, however, that notwithstanding Section 11(g) of the Plan, the Award will become payable only on the first day that is more than six months after the Director’s termination of service from the Board.

6.      The Shares underlying the Award, until and unless delivered to the Director, do not represent an equity interest in the Company and carry no voting rights.  The Director will not have any rights of a shareholder with respect to the Shares underlying the Award until the Shares have been delivered to the Director.

7.      The Award is not transferable by the Director otherwise than by will or by the laws of descent and distribution.

8.      All other provisions contained in the Plan as in effect on the date of this Award Agreement are incorporated in this Award Agreement by reference.  The Board may amend the Plan at any time, provided that if such amendment shall adversely affect the rights of a holder of an Award with respect to a previously granted Award, the Award holder’s consent shall be required except to the extent any such amendment is made to comply with any applicable law, stock exchange rules and regulations or accounting or tax rules and regulations.  This Award Agreement may at any time be amended by mutual agreement of the Board (or a designee thereof) and the holder of the Award.  Prior to a Change in Control of the Company, this Award Agreement may be amended by the Company, and upon written notice by the Company, given by registered or certified mail, to the holder of the Award of any such amendment of this Award Agreement or of any amendment of the Plan adopted prior to such a Change in Control, this Award Agreement shall be deemed to incorporate the amendment to this Award Agreement or to the Plan specified in such notice, unless such holder shall, within 30 days of the giving of such notice by the Company, give written notice to the Company that such amendment is not accepted by such holder, in which case the terms of this Award Agreement shall remain unchanged.  Subject to any applicable provisions of the Company’s bylaws or of the Plan, any applicable determinations, order, resolutions or other actions of the Board shall be final, conclusive and binding on the Company and the holder of the Award.

9.      All notices hereunder shall be in writing and (a) if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office address, 1801 Bayberry Court, P.O. Box 18100, Richmond, VA 23226-8100 USA, to the attention of the Secretary, and (b) if to the Director, shall be delivered personally or mailed to the Director at the address set forth below.  Such addresses may be changed at any time by notice from one party to the other.

Page 3 (Company Copy)

10.           This Award Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in the Plan, the legal representatives of the Director.

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the day and year first above written.

The Brink’s Company	Date

Director	Date

Street address, City, State & ZIP

Page 4 (Company Copy)